Exhibit 4.6

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED AUGUST 3, 2017 (AS THE SAME MAY BE AMENDED, THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE INFORMATION AGENT.

BLACK RIDGE OIL & GAS, INC.

(Incorporated under the laws of the State of Nevada)
Non-transferable SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing non-transferable Subscription Rights, each to Purchase Shares of Common Stock of Black Ridge Oil & Gas, Inc.

Subscription Price: $0.012 per Share

THE SUBSCRIPTION RIGHTS ARE EXPECTED TO EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., CENTRAL TIME, ON SEPTEMBER 8, 2017, SUBJECT TO EXTENSION OR EARLIER TERMINATION.

REGISTERED OWNER:

THIS CERTIFIES THAT

the registered owner whose name is inscribed hereon and is the owner of the number of subscription rights (“Rights”) set forth above. Each Right entitles the holder thereof to subscribe for and purchase (the “Subscription Right”) nine shares (each, a “Share”) of common stock, par value of $0.001 per Share (“Common Stock”), of Black Ridge Oil & Gas, Inc., a Nevada corporation, at a subscription price of $0.012 per Share (the “Offering Price”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus. The Rights represented by this Subscription Rights Certificate may be exercised by completing the appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock.

This Subscription Rights Certificate is not valid unless countersigned by Broadridge Corporate Issuer Solutions, Inc., the subscription agent.

WITNESS the seal of Black Ridge Oil & Gas, Inc., and the signatures of its duly authorized officers.

COUNTERSIGNED AND REGISTERED:

________________________________________	________________________________________
Kenneth DeCubellis Chief Executive Officer	James Moe Chief Financial Officer

By:	____________________________________________________ BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.

FORM ELECTION TO PURCHASE

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

The registered holder of this Rights Certificate is entitled to exercise the number of Rights shown in the upper right hand corner of the Subscription Rights Certificate and may subscribe for additional shares of Common Stock upon the terms and conditions specified in the Prospectus. The undersigned hereby notified the Subscription Agent of its irrevocable election to subscribe for shares of Common Stock in the following amounts: To subscribe for shares of Common Stock pursuant to your Subscription Privilege, please complete lines (a) and (b) below.

(a)	EXERCISE OF SUBSCRIPTION PRIVILEGE

	NUMBER OF SHARES OF COMMON STOCK		SUBSCRIPTION PRICE			PAYMENT
Subscription Privilege		x	$0.012	=	$

(b)	TOTAL AMOUNT OF PAYMENT ENCLOSED $____________________

The undersigned acknowledges receipt of the Prospectus, dated August 3, 2017, in connection with the Rights Offering and agrees to its terms.

________________________________________

Signature(s) of Subscriber(s)

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE FRONT OF THIS RIGHTS CERTIFICATE.

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the instructions.

Name(s):  _________________________________

Capacity (Full Title):  ____________________________
METHOD OF PAYMENT (CHECK ONE):

☐	CASHIER’S OR CERTIFIED CHECK DRAWN ON A U.S. BANK
☐	Wire transfer of immediately available funds directly to the account maintained by Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at U.S. Bank, 800 Nicollet Mall, Minneapolis, MN 55402 United States, Beneficiary Account Name: Broadridge, Account Number: 153910728465, ABA/Routing number: 123000848, with reference to the rights holder’s name
☐	U.S. POSTAL MONEY ORDER

DELIVERY TO DIFFERENT ADDRESS: If you wish for the Common Stock underlying your subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign and have your signature guaranteed.

________________________________

________________________________

________________________________

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

SIGNATURE GUARANTEED:	________________________	Registered Holder
	Name of Bank or Firm	(or authorized signatory) Signature(s):
________________________
	Name & Title of Signing	__________________________
Officer
________________________
Signature of Signing Officer

IMPORTANT:  The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended. FOR INSTRUCTIONS ON THE USE OF BLACK RIDGE OIL & GAS, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. THE INFORMATION AGENT, AT (855) 793-5068 OR BY EMAIL (SHAREHOLDER@BROADRIDGE.COM).